===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        AMPCO Pittsburgh Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                          [LOGO OF AMPCO PITTSBURGH]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD TUESDAY, APRIL 27, 1999

To the Shareholders of
 Ampco-Pittsburgh Corporation

  Notice is hereby given that the Annual Meeting of the Shareholders of Ampco-Pittsburgh Corporation will be held in The Conference Room, 33rd Floor, USX Tower, Pittsburgh, Pennsylvania, on Tuesday, April 27, 1999 at 10:00 a.m., for the following purposes:

  1. To elect a class of two Directors for a term that expires in 2002.

  2. To transact such other business as may properly come before the meeting and any adjournment thereof.

  Shareholders of record on March 9, 1999 are entitled to notice of and to vote at the meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                                      Rose Hoover, Secretary

Pittsburgh, Pennsylvania
March 17, 1999

  All shareholders are cordially invited to attend the meeting in person. Your vote is important and, whether or not you expect to attend in person, it is requested that you PROMPTLY fill in, sign, and return the enclosed proxy card.

                          [LOGO OF AMPCO PITTSBURGH]

                                PROXY STATEMENT
                                March 17, 1999
                 Annual Meeting of Shareholders April 27, 1999

                            SOLICITATION OF PROXIES

  This Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of AMPCO-PITTSBURGH CORPORATION (the "Corporation") to be held on April 27, 1999. The first mailing of the proxy material to the shareholders is expected to be made on March 17, 1999.

  The accompanying proxy is solicited on behalf of the Board of Directors of the Corporation. In addition to the solicitation of proxies by use of the mails, proxies may be solicited by Directors and employees, in person or by telephone, and brokers and nominees may be requested to send proxy material to and obtain proxies from their principals. The Corporation will pay the costs incurred for those solicitations of proxies and will pay Kissel-Blake Inc., 110 Wall Street, New York, New York, a fee of $6,000, plus reimbursement of reasonable out-of-pocket expenses, for aid in the solicitation of proxies.

  Any shareholder has the power to revoke the proxy at any time prior to the voting thereof. Revocation of the proxy will not be effective until notice thereof has been given to the Secretary of the Corporation or until a duly executed proxy bearing a later date is presented.

                       VOTING SECURITIES AND RECORD DATE

  Only holders of record of Common Stock of the Corporation at the close of business on March 9, 1999, will be entitled to vote at the meeting. On that date, there were 9,577,621 shares of Common Stock outstanding. The holders of those shares are entitled to one vote per share. In the election of Directors, the shares may be voted cumulatively. Cumulative voting means that the number of shares owned by each shareholder may be multiplied by the number of Directors to be elected and that total voted for the nominees in any proportion. Shares that are not voted cumulatively are voted on a one vote per share basis for each nominee, except for those nominees, if any, for whom the shareholder is withholding authority to vote.

                                 REQUIRED VOTE

  Under Pennsylvania law and the Corporation's by-laws, the presence of a quorum is required to transact business at the 1999 Annual Meeting of Shareholders. A quorum is defined as the presence, either in person or by proxy, of a majority of the votes that all shareholders are entitled to cast at the meeting. Abstentions, votes withheld from director nominees, and broker-dealer non-votes will be counted for purposes of determining a quorum. Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes will be elected directors.

                             ELECTION OF DIRECTORS

  A class of two Directors will be elected for a term of three years to fill the class of Directors whose term expires in 1999. Both nominees for election to the Board of Directors are currently Directors and were originally elected by the shareholders. Both of the nominees were nominated by the Board of Directors at its February 25, 1999 meeting and are willing to serve as Directors if elected. If at the time of the Annual Meeting either nominee should be unable or unwilling to stand for election, the proxies will be voted for the election of such person, if any, as may be selected by the Board of Directors to replace him.

  The Board of Directors has no nominating committee. Under the Corporation's By-laws, a shareholder may make nominations for Directors, but only in the period that is not less than sixty (60) or more than ninety (90) days in advance of the anniversary date of the previous year's annual meeting.

  Proxies in the enclosed form will be voted, unless otherwise directed, for the following nominees:

Nominees for Directors for a Term of Office Expiring in 2002:

Louis Berkman (age 90, Director since 1960). He has been Chairman of the Board of the Corporation since September 20, 1994. He is also Chairman of the Executive Committee of the Corporation and has been for more than five years. He is also President and a director of The Louis Berkman Company (steel products, fabricated metal products, building and industrial supplies).

Carl H. Pforzheimer, III (age 62, Director since 1982). For more than five years he has been Managing Partner of Carl H. Pforzheimer & Co. (member of the New York and American Stock Exchanges). He is also a director of U.S. Trust Corporation.

Directors Whose Term of Office Expires in 2001:

Leonard M. Carroll (age 56, Director since 1996). He has been Managing Director of Seneca Capital Management, Inc. (a private investment company) since June, 1996. For more than five years before 1996, he was President and Chief Operating Officer and a director of Integra Financial Corporation (a bank holding company).

Laurence E. Paul (age 34, Director since 1998). He has been Senior Vice President of Donaldson, Lufkin & Jenrette (Investment Banker) since 1997. From 1995 to 1997 he was a Vice President and from 1994 to 1995 he was an associate of that firm.

Ernest G. Siddons (age 65, Director since 1981). He has been Executive Vice President and Chief Operating Officer of the Corporation since September 20, 1994. For more than five years before 1994, he was Senior Vice President Finance and Treasurer of the Corporation. From September 1996 to December 1997, he was President of Union Electric Steel Corporation, a subsidiary of the Corporation.

Directors Whose Term of Office Expires in 2000:

William D. Eberle (age 75, Director since 1982). He is a private investor and consultant and is Chairman of Manchester Associates, Ltd. and Showscan Entertainment, Inc. He is also a director of Mitchell Energy & Development Co., America Service Group, Sirrom Capital Corporation and Konover Property Trust.

Robert A. Paul (age 61, Director since 1970). He has been President and Chief Executive Officer of the Corporation since September 20, 1994. For more than five years before 1994, he was President and Chief Operating Officer of the Corporation. He is also an officer and director of The Louis Berkman Company and a director of National City Corporation.

  The Board of Directors held five meetings in 1998. The Executive Committee of the Board of Directors took action four times by written consent. The Executive Committee is comprised of four Directors: Louis Berkman, Robert A. Paul, Ernest G. Siddons and Leonard M. Carroll. The Salary Committee is comprised of William D. Eberle, Chairman, Louis Berkman, Leonard M. Carroll and Carl H. Pforzheimer, III. The Salary Committee met twice in 1998. The Stock Option Committee met once in 1998 and is comprised of William D. Eberle, Leonard M. Carroll and Carl H. Pforzheimer, III. In 1998 all of the Directors attended more than 75% of the applicable meetings. Each Director who is not employed by the Corporation receives an annual retainer of

$6,000 (payable quarterly), $1,000 for each Board meeting attended and $500 for each committee meeting attended. Attendance can be either in person or by telephonic connection. Directors do not receive a fee for either Board or Committee meetings if they do not attend.

  Louis Berkman is the father-in-law of Robert A. Paul and the grandfather of Laurence A. Paul (son of Robert A. Paul). There are no other family relationships among the Directors and Officers.

                         SECURITY OWNERSHIP OF CERTAIN
              BENEFICIAL OWNERS AND MANAGEMENT INCLUDING NOMINEES

  As of March 9, 1999, Louis Berkman owned directly 213,888 shares of the Common Stock of the Corporation and had the right to acquire 60,000 shares pursuant to a stock option. As of the same date, The Louis Berkman Company, P.O. Box 576, Steubenville, Ohio, 43952, owned beneficially and of record 2,166,089 shares of the Common Stock of the Corporation. Louis Berkman, an officer and director of The Louis Berkman Company, owns directly 61.94% of its common stock. Robert A. Paul, an officer and director of The Louis Berkman Company, disclaims beneficial ownership of the 19.88% of its common stock owned by his wife. Louis Berkman and Robert A. Paul are trustees of The Louis and Sandra Berkman Foundation and disclaim beneficial ownership of the 1,266 shares of the Corporation's Common Stock held by such Foundation.

  In March, 1998, Gabelli Funds, Inc. and affiliates, Corporate Center, Rye, NY 10580, filed an amendment to its Schedule 13D reporting they owned 1,893,500 shares or 19.77%. In February, 1999, Dimensional Fund Advisors Inc., 1299 Ocean Avenue, Santa Monica, CA 90401 filed a 13G disclosing that as of December 31, 1998 it had sole voting and dispositive power of 778,700 shares or 8.13% (all of which shares are held in portfolios of various investment vehicles).

  The following table sets forth as of March 9, 1999 information concerning the beneficial ownership of the Corporation's Common Stock by the Directors and Named Executive Officers and all Directors and Executive Officers of the Corporation as a group:

       Name of                           Amount and nature of                Percent
   beneficial owner                      beneficial ownership                of class
   ----------------                      --------------------                --------
Louis Berkman (N)                             2,441,243(1)(2)                  25.3
Robert A. Paul                                  117,922(2)(3)                   1.2
Ernest G. Siddons                                51,833(4)                       .5
Robert F. Schultz                                20,200(5)                       .2
Carl H. Pforzheimer, III (N)                      2,733(6)                        *
Leonard M. Carroll                                1,000                           *
Laurence E. Paul                                  1,000                           *
William D. Eberle                                   200                           *
Directors and Executive Officers
 as a group (11 persons)                      2,664,865(7)                     27.2

--------
(N) Nominee for Director
  * less than .1%
(1) Includes 213,888 shares owned directly, 60,000 shares which he has the right to acquire within 60 days pursuant to a stock option, 2,166,089 shares owned by The Louis Berkman Company and 1,266 shares held by The Louis and Sandra Berkman Foundation, of which Louis Berkman and Robert A. Paul are Trustees, in which shares Mr. Berkman disclaims beneficial ownership.
(2) The Louis Berkman Company owns beneficially and of record 2,166,089 shares of the Corporation's Common Stock. Louis Berkman is an officer and director of The Louis Berkman Company and owns directly 61.94% of its common shares. Robert A. Paul, an officer and director of The Louis Berkman Company, disclaims beneficial ownership of the 19.88% of its common stock owned by his wife. The number of shares shown in the table for Robert A. Paul does not include any shares held by The Louis Berkman Company.
(3) Includes 42,889 shares owned directly, 60,000 shares which he has the right to acquire within 60 days pursuant to a stock option and the following shares in which he disclaims beneficial ownership: 13,767 shares owned by his wife and 1,266 shares held by The Louis and Sandra Berkman Foundation, of which Robert A. Paul and Louis Berkman are Trustees.

(4) Includes 1,833 shares owned jointly with his wife and 50,000 shares which he has the right to acquire within 60 days pursuant to a stock option.

(5) Includes 200 shares owned jointly with his wife and 20,000 shares he has the right to acquire within 60 days pursuant to a stock option.

(6) Includes 1,000 shares owned directly, 800 shares held by a trust of which he is a trustee and principal beneficiary, and the following shares he disclaims beneficial ownership: 133 shares held by his daughter and 800 shares held by a trust of which he is a trustee.

(7) Includes 220,000 shares which certain officers have the right to acquire within 60 days pursuant to stock options and excludes double counting of shares deemed to be beneficially owned by more than one Director.

Unless otherwise indicated the individuals named have sole investment and voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain officers to file forms with the Securities and Exchange Commission and the New York Stock Exchange to report their initial ownership of the Corporation's Common Stock and any subsequent changes in that ownership. The Corporation is required to disclose herein any failure to file such reports by the required dates.

  Terrence W. Kenny was elected as an officer of the Corporation by the Board of Directors in February, 1998. His initial filing on Form 3 under Section 16 of the Securities Exchange Act was not filed on a timely basis. Although Mr. Kenny owned no shares of the Corporation's Common Stock, a Form 3 should have been filed reporting his election.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information as to the total remuneration received for the past three years by the four most highly compensated executive officers of the Corporation, including the Chief Executive Officer (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                           Annual Compensation
--------------------------------------------------------------------------------
            (a)                 (b)       (c)          (d)            (i)
                                                                   All Other
Name and Principal Position     Year   Salary ($)   Bonus ($)   Compensation ($)
---------------------------     ----   ----------   ---------   ----------------
Louis Berkman                   1998    330,500      66,000
 Chairman of the Board and      1997    308,750      94,500
 Executive Committee            1996    290,000      67,000
Robert A. Paul                  1998    330,500      66,000
 President and Chief            1997    308,750      94,500
 Executive Officer              1996    290,000      67,000
Ernest G. Siddons               1998    296,250      59,000         450,000(1)
 Executive Vice President       1997    276,875      84,750           7,172(1)
 and Chief Operating            1996    260,000      60,000           5,520(1)
 Officer
Robert F. Schultz               1998    138,250      14,500
 Vice President                 1997    134,500      18,500
 Industrial Relations           1996    130,875      16,500
 and Senior Counsel

--------
(1) The 1996 and 1997 amounts in column (i) represent the value of the term portion of a split dollar life insurance policy. In 1998, the Salary Committee approved the payment to Mr. Siddons of an amount equal to the cash value of that policy. Mr. Siddons has relinquished all rights to the policy and the split dollar provisions have been terminated.

                             OPTION GRANTS IN 1998

  The following table shows all options to purchase the Corporation's Common Stock granted to each of the Named Executive Officers in 1998.

                                         Option Grants in Last Fiscal Year
                           -------------------------------------------------------------
(a)                           (b)          (c)           (d)         (e)        (f)
                                         % of Total
                           Securities     Options
                           Underlying    Granted to     Exercise              Grant Date
                             Options     Employees      or Base    Expiration  Present
Name                       Granted (1) in Fiscal Year Price ($/Sh)  Date (2)  Value (3)
----                       ----------- -------------- ------------ ---------- ----------
Louis Berkman                60,000         22%           $10       12/15/08   $152,400
 Chairman of the Board
Robert A. Paul               60,000         22%           $10       12/15/08   $152,400
 Chairman of the Board
 and Chief Executive
 Officer
Ernest G. Siddons            50,000         18%           $10       12/15/08   $127,000
 Executive Vice President
 and Chief Operating
 Officer
Robert F. Schultz            20,000          7%           $10       12/15/08   $ 50,800
 Vice President
 Industrial Relations
 and Senior Counsel

--------
(1) Option grants for Named Executive Officer who received grants in 1998 are not exercisable prior to May 1, 1999, at which time they become exercisable in full.

(2) The expiration date will occur on the sooner of the date noted and (i) 30 days following termination of employment without cause and (ii) the date of termination of employment by the Corporation for cause or by the Named Executive Officer for any reason other than retirement

(3) In accordance with Securities and Exchange Commission rules, the estimated grant date present values were determined using the Black-Scholes model. The use of this model is not an endorsement of the model's accuracy in valuing options. The material assumptions and adjustments incorporated in the model include: an option life of 5 years, dividend yield of 4%, volatility of 34.17%, and a risk free rate of return of 4.76%. The ultimate value of the options in this table will depend on the actual performance of the Corporation's stock and the timing of exercises.

  The Corporation has a tax qualified retirement plan (the "Plan") applicable to the Executive Officers, to which the Corporation makes annual contributions, as required, in amounts determined by the Plan's actuaries. The Plan does not have an offset for Social Security and is fully paid for by the Corporation. Under the Plan, employees become fully vested after five years of participation and normal retirement age under the Plan is age 65 but actuarially reduced benefits may be available as early as age 55. The benefit formula is 1.1% of the highest consecutive five year average earnings in the final ten years, times years of service. Federal law requires that 5% owners start receiving a pension no later than April 1 following the calendar year in which the age 70 1/2 is reached. Louis Berkman is currently receiving $5,147 a month pursuant to the Plan. As an active employee, Mr. Berkman continues to receive credit for additional service rendered after age 70 1/2.

  The Corporation adopted a Supplemental Executive Retirement Plan (SERP) in 1988, amended and restated in 1996, for all officers listed in the compensation table, except Louis Berkman, and certain key employees, covering retirement after completion of ten years of service and attainment of age 55. The combined retirement benefit at age 65 provided by the Plan and the SERP is 50% of the highest consecutive five year average earnings in the final ten years of service. The participants are eligible for reduced benefits for early retirement at age 55. A benefit equal to 50% of the benefit otherwise payable at age 65 is paid to the surviving spouse of any participant, who has had at least five years of service, commencing on the later of the month following the participant's death or the month the participant would have reached age
55. In addition, there is an offset for pensions from other companies. Certain provisions, applicable if there is a change of control, are discussed below under Termination of Employment and Change of Control Arrangement.

  The following shows the estimated annual pension under the Plan and SERP that would be payable, without offset, to the individuals named in the compensation table assuming continued employment to retirement at age 65, but no change in the level of compensation shown in such table:

       Louis Berkman                                                  (1)
       Robert A. Paul                                              $198,250
       Ernest G. Siddons                                           $176,500(2)
       Robert F. Schultz                                           $ 76,375

--------
(1) Mr. Berkman is currently receiving a pension pursuant to the Plan as described above.
(2) Assumes employment until end of year.

Termination of Employment and Change of Control Arrangements

  The Chairman, President, and Executive Vice President have two year contracts (which automatically renew for one year periods unless the Corporation chooses not to extend) providing for compensation equal to five times their annual compensation (with a provision to gross up to cover the cost of any federal excise tax on the benefits) in the event their employment is terminated (including a voluntary departure for good cause) and the right to equivalent office space and secretarial help for a period of one year after a change in control. The remaining officer named in the compensation table and a certain key employee have two year contracts providing for three times their annual compensation in the event their employment is terminated after a change in control (including a voluntary departure for good cause). In addition, each of the Vice President Finance, Group Vice President and Corporate Secretary have two year contracts providing for two times their annual compensation in the event their employment is terminated after a change in control (including a voluntary departure for good cause). All of the contracts provide for the continuation of employee benefits, for three years for the three senior executives and two years for the others, and the right to purchase the leased car used by the covered individual at the Corporation's then book value. The same provisions concerning change in control that apply to the contracts apply to the SERP and vest the right to that pension arrangement. A change of control triggers the right to a lump sum payment equal to the present value of the vested benefit under the SERP if applicable.

Salary Committee Interlocks and Insider Participation in Compensation
Decisions

  A Salary Committee is appointed each year by the Board of Directors. Committee members abstain from voting on matters which involve their own compensation arrangements. The Salary Committee for the year 1998 was comprised of four Directors: William D. Eberle, Chairman, Louis Berkman, Leonard M. Carroll and Carl H. Pforzheimer, III.

  Louis Berkman is Chairman of the Board of Directors and Chairman of the Executive Committee. He is also the President and a director of The Louis Berkman Company. The Corporation's President and Chief Executive Officer, Robert A. Paul, is also an officer and director of The Louis Berkman Company.

  The Louis Berkman Company had certain transactions with the Corporation, which are more fully described under "Certain Relationships and Related Transactions."

Salary Committee Report on Executive Compensation

  The Salary Committee approves salaries for executive officers within a range from $150,000 up to $200,000 and increases in the salary of any executive officers which would result in such officer earning a salary within such range. Salaries of $200,000 per year and above must be approved by the Board of Directors after a recommendation by the Salary Committee. Salaries for executive officers below the level of $150,000 are set by the Chairman, President and Executive Vice President of the Corporation.

  The compensation of the Chief Executive Officer of the Corporation, as well as the other applicable executive officers, is based on an analysis conducted by the Salary Committee. The Committee does not specifically link remuneration solely to quantitative measures of performance because of the cyclical nature of the industries and markets served by the Corporation. In setting compensation, the Committee also considers various qualitative factors, including competitive compensation arrangements of other companies within relevant industries, individual contributions, leadership ability and an executive officer's overall performance. In this way, it is believed that the Corporation will attract and retain quality management, thereby benefiting the long-term interest of shareholders.

  In 1998, the Salary Committee reviewed and approved salary increases and had previously approved an incentive program for 1998 covering Louis Berkman, Robert A. Paul and Ernest G. Siddons ("participants"). Incentive payments were to be determined by formula, based exclusively on the Corporation's 1998 income from operations performance as compared to the Corporation's business plan. These payments were to be limited to 30% of base salary of participants. In 1998, the participants earned incentives of $66,000, $66,000 and $59,000, respectively.

  This report of the Salary Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this report and the information contained herein by reference, and shall not otherwise be deemed filed under such Acts.

                         Louis Berkman
                         Leonard M. Carroll
                         William D. Eberle
                         Carl H. Pforzheimer, III

                      Comparative Five-Year Total Returns*
            Ampco-Pittsburgh Corporation, Standard & Poors 500 and
                      Value Line Steel Integrated) Index
                     (Performance results through 12/31/98)


                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
            AMONG AMPCO, S&P 500 INDEX AND STEEL (INTEGRATED) INDEX

Measurement Period        AMPCO      S&P 500    STEEL (INTEGRATED)
(Fiscal Year Covered)                 INDEX          INDEX

Measurement PT -
12/31/93                 $100         $100            $100

FYE 12/31/94             $140.35      $101.60         $104.74
FYE 12/31/95             $154.44      $139.71         $100.03
FYE 12/31/96             $174.71      $172.18         $103.96
FYE 12/31/96             $291.99      $229.65         $110.11
FYE 12/31/97             $166.10      $294.87         $104.22


Assumes $100 invested at the close of trading on the last trading day preceding January 1, 1994 in Ampco-Pittsburgh common stock, S&P 500, and Peer Group. *Cumulative total return assumes reinvestment of dividends.

  In the above graph, the Corporation has used Value Line's Steel (Integrated) Industry for its peer comparison. The diversity of products produced by subsidiaries of the Corporation made it difficult to match to any one product-based peer group. The Steel Industry was chosen because it is impacted by some of the same end markets that the Corporation ultimately serves, such as the automotive, appliance and construction industries.

  Historical stock price performance shown on the above graph is not necessarily indicative of future price performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In 1998, the Corporation bought industrial supplies from The Louis Berkman Company in transactions in the ordinary course of business amounting to approximately $1,666,000. Additionally, The Louis Berkman Company paid the Corporation $160,000 for certain administrative services. Louis Berkman and Robert A. Paul are officers and directors, and Louis Berkman is a shareholder, in that company. These transactions and services were at prices generally available from outside sources. Transactions between the parties will take place in 1999.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  On February 25, 1999, the Board of Directors, upon recommendation of the Audit Committee, approved the dismissal of the Corporation's independent accountants, PricewaterhouseCoopers LLP ("PwC"), and selected Deloitte & Touche LLP ("D&T") as the independent accountants for the year 1999.

  For each of the two most recent fiscal years: (a) the reports of PwC on the Corporation's financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles; (b) there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused PwC to make reference to the matter in connection with its report; (c) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K; and (d) neither the Corporation nor anyone else on its behalf consulted D&T regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

  Because PwC audited the 1998 financials, representatives of that firm will be in attendance at the Annual Meeting, will have the opportunity to make a statement if they wish to do so and will respond to appropriate questions.

  The Audit Committee held two meetings in 1998 and was comprised of three
Directors: Carl H. Pforzheimer, III (Chairman), William D. Eberle and Leonard
M. Carroll. None of the Committee members is now, or has within the past five years been, an employee of the Corporation. The Audit Committee reviews the Corporation's accounting and reporting practices, including internal control procedures, and maintains a direct line of communication with the Directors and the independent accountants.

                        SHAREHOLDER PROPOSALS FOR 2000

  Any shareholder who wishes to place a proposal before the next Annual Meeting of Shareholders must submit the proposal to the Corporation's Secretary, at its executive offices, no later than November 17, 1999 to have it considered for inclusion in the proxy statement for the Annual Meeting in 2000.

                                 OTHER MATTERS

  The Board of Directors does not know of any other business that will be presented for action at the Meeting. Should any other matter come before the Meeting, however, action may be taken thereon pursuant to proxies in the form enclosed unless discretionary authority is withheld.

                               AMPCO PITTSBURGH

-- PROXY --                                                          -- PROXY --


          This Proxy is Solicited on Behalf of the Board of Directors

     THE UNDERSIGNED hereby appoints Louis Berkman, Robert A. Paul and Ernest G. Siddons as proxies with full power of substitution, to vote as specified below the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of AMPCO-PITTSBURGH CORPORATION, to be held in The Conference Room, 33rd Floor, USX Tower, Pittsburgh, PA, on Tuesday, April 27, 1999, at 10:00 a.m., and any adjournments thereof and to vote in their discretion on such other matters as may properly come before the meeting.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 (OR, IN THE DISCRETION OF THE PROXIES, THE SHARES MAY BE VOTED CUMULATIVELY).

     PLEASE SIGN ON REVERSE SIDE and mail in the enclosed, postage prepaid envelope.


                          /\ FOLD AND DETACH HERE /\

                                                             Please mark
                                                            your votes as [X]
                                                            indicated in
                                                            this example



1. ELECTION OF DIRECTORS:

                           (Instruction: To withhold authority to vote for any
    FOR      WITHHOLD      individual nominee, write that nominee's name on the
(except as   authority     line below the names of the nominees for Directors)
 directed)  to vote for
                           The election of Louis Berkman and Carl H.
   [  ]        [  ]        Pforzheimer, III for a term expiring in 2002.

                           ----------------------------------------------------


                           All proxies heretofore given or executed with respect to the shares of stock represented by this proxy are by the filing of this proxy, expressly revoked.

                                   PLEASE DO NOT FOLD, STAPLE OR DAMAGE.



Signature(s)                      Signature(s)                   Date
            ---------------------             ------------------      ----------
Note: Signature should conform exactly to name as stenciled hereon. Executors, administrators, guardians, trustees, attorneys and officers signing for a corporation should give full title. For joint accounts, each owner must sign.


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